TECHNOLOGY FUNDING VENTURE PARTNERS V,
AN AGGRESSIVE GROWTH FUND, L.P.
2000 Alameda de las Pulgas, Suite 250
San Mateo, California 94403

NOTICE OF MEETING OF LIMITED PARTNERS

To the Limited Partners of Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P.:

Notice is hereby given that the Annual Meeting of Limited Partners of Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P., (the "Partnership") will be held at 11:00 a.m., local time, on Friday, December 8, 2000, at the Partnership's offices at 2000 Alameda de las Pulgas, Suite 250, San Mateo, California 94403, to consider and vote upon:

1. The election of three Individual General Partners to serve each for a three-year term;
2. The election of two Managing General Partners to serve each for a three-year term;
3. Ratification of the Individual General Partners' appointment of Arthur Andersen LLP as independent certified public accountants of the Partnership;
4. The amendment of Article 2, Section (n) of the Partnership Agreement to delete references to "Controlling Person" in the definition of "General Partner Overhead" so that the salary and fringe benefits of a Controlling Person of a Managing General Partner directly involved in carrying out the business of the Partnership are expenses of the Partnership;
5. The amendment of Article 4.01(c) of the Partnership Agreement to remove the limit on reimbursement of operational costs to the Managing General Partners or their affiliates;
6. The amendment of Article 1.03 of the Partnership Agreement to clarify the Partnership's investment objective;
7. The amendment of Article 5.04 of the Partnership Agreement to clarify the Limited Partners' right to vote under the Investment Company Act of 1940, as amended (the "Act");
8. Such other matters as may properly come before the Meeting or any adjournment thereof.

This notice and the enclosed proxy statement and form of proxy are first being mailed to Limited Partners on or about November 8, 2000.

You are cordially invited to attend this Meeting. Whether or not you plan to attend this meeting, please complete, sign, and date the accompanying proxy and return it as promptly as possible in the enclosed postage-paid envelope. The enclosed proxy is being solicited by the Individual General Partners.


                 By order of the Individual General Partners,

                 Charles R. Kokesh
                 Chief Executive Officer
                 Technology Funding Inc.

San Mateo, California
Dated: November 8, 2000

TECHNOLOGY FUNDING VENTURE PARTNERS V,
AN AGGRESSIVE GROWTH FUND, L.P.
2000 Alameda de las Pulgas, Suite 250
San Mateo, California 94403

Proxy Statement

The notice of meeting, proxy statement, and form of proxy are first being mailed to Limited Partners on or about November 8, 2000.


General Information

Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P., (the "Partnership") is a limited partnership that was organized under the laws of the State of Delaware on June 26, 1989. The Partnership commenced selling units of limited partnership interests ("Units") in May 1990. On January 2, 1991, the minimum number of Units required to commence Partnership operations (15,000) was sold to persons who became limited partners of the Partnership ("Limited Partners"). The Partnership completed an offering on December 31, 1992, raising a total of $40,000,000 from the sale of 400,000 Units.

The Partnership is managed and administered by three Individual General Partners. The Individual General Partners have exclusive control of the management of the Partnership, provide overall guidance and supervision of the Partnership's operations, and perform the various duties imposed on the boards of directors of business development companies by the Investment Company Act of 1940, as amended (the "Act"). In addition to having general fiduciary duties, the Individual General Partners, among other things, supervise the management arrangements of the Partnership and supervise the activities of the Managing General Partners. Subject to the supervision of the Individual General Partners, the Managing General Partners are responsible for (i) management of the Partnership; (ii) making all decisions regarding the Partnership's venture capital investment portfolio; (iii) negotiation and structuring of investments in portfolio companies; (iv) oversight of the portfolio companies including providing, or arranging for the provision of, managerial assistance to portfolio companies; and (v) day-to-day administration of Partnership affairs.

The Partnership's term was extended for a two-year period to December 31, 2000, pursuant to unanimous approval by the Individual General Partners in 1998. In 1999, the Individual General Partners further extended the term of the Partnership to December 31, 2002.

The Partnership's principal investment objectives are long-term capital appreciation from venture capital investments in new and developing companies and preservation of Limited Partner capital through risk management and active involvement with portfolio companies. The Partnership elected to be a business development company under the Act, and operates as a nondiversified investment company as that term is defined in the Act.

Solicitation of Proxies

The accompanying proxy is solicited on behalf of the Individual General Partners for use at the Annual Meeting of Limited Partners of the Partnership to be held at 11:00 a.m., local time, on December 8, 2000, (the "Meeting") at the Partnership's offices located at 2000 Alameda de las Pulgas, Suite 250, San Mateo, California 94403, and any adjournment thereof. The Individual General Partners of the Partnership have designated Charles R. Kokesh and Gregory T. George or either of them, each with power of substitution, to serve as proxies.

The expenses of soliciting proxies will be paid by the Partnership. Following the original mailing of the proxies, representatives of the Partnership may request brokers, custodians, nominees, and other record holders to forward copies of the proxy to persons for whom they hold Units and to request authority for the exercise of proxies. In such case, the Partnership, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Excluding the costs of printing the proxies, ballots, and return envelopes and postage, the expected cost of this proxy solicitation will be approximately $25,000 to $35,000 including the allocable costs of personnel of the Managing General Partners engaged in preparing the proxy statement, supervising the costs of printing and mailing, tabulating the ballots, and responding to inquiries from Limited Partners, plus approximately $30,000 of legal costs attributable to this proxy for counsel to the Partnership and special Delaware counsel. Should it become necessary to hire an outside proxy solicitation firm, costs could increase by $75,000 to $100,000. The total cost of this proxy and solicitation could be as much as $175,000.

Record Date

By order of the Individual General Partners, only Limited Partners of record at the close of business on October 31, 2000, are entitled to notice of and will be entitled to vote at the Meeting and any adjournment thereof.

Voting Rights and Procedures

Only Limited Partners of record on October 31, 2000, will be entitled to vote at the Meeting. At the close of business on that date, the Partnership had 400,000 Units outstanding and entitled to vote. Limited Partners are entitled to one vote for each Unit held.

Limited Partners may vote in person or by proxy at the Meeting. The enclosed form of proxy, if returned properly executed and not subsequently revoked, will be voted in accordance with the choices made by the Limited Partner with respect to each proposal listed on the form of proxy. The representation in person or by proxy of at least a majority of the outstanding Units entitled to vote at the Meeting is necessary to establish a quorum for the election of the Individual General Partners and the Managing General Partners. The Individual General Partners and the Managing General Partners are elected by a plurality of the votes cast by the Limited Partners entitled to vote at the meeting. Units represented by proxies that are marked "WITHHOLD AUTHORITY" will have no effect on the outcome of the vote for election of the Individual General Partners and the Managing General Partners.

The approval of each of the other matters proposed in this proxy statement requires the affirmative vote or consent of the Limited Partners who in the aggregate own more than 50% of the outstanding Units. Abstentions so marked on the ballot will have the same effect as votes against a proposal.

If a Limited Partner does not specify on the form of proxy how the Limited Partner's Units are to be voted, or if a Limited Partner fails to return a proxy, the Limited Partner, pursuant to Article 14.04 of the Partnership Agreement, shall be deemed to have granted to the Individual General Partners a proxy solely for those matters noted on the form of proxy and the Individual General Partners will vote all such proxies "FOR" each proposal noted on the enclosed form of proxy. If any other matters should be properly presented at the Meeting, the persons designated to serve as proxies will vote on such matters in accordance with a determination by a majority of the Independent General Partners (as defined below).

Revocation and Dissenter's Rights

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the vote pursuant to the proxy. A proxy may be revoked by (i) submitting before or at the Meeting a written revocation of the proxy with the Partnership; (ii) submitting to the Partnership before or at the Meeting a subsequent proxy that is signed by the person who signed the earlier proxy; or (iii) attending the Meeting and casting a contrary vote.

The Partnership is a closed-end, non-trading entity that has elected to operate as a business development company under the Investment Company Act of 1940, as amended. Limited Partners do not have any "dissenter's rights."

Ownership of Partnership Units

To the knowledge of management of the Partnership, as of October 31, 2000, no person owned beneficially more than 5% of the outstanding Units. Except as noted below regarding the direct ownership of 20 Units each by the three Independent General Partners, the General Partners do not own any securities of the Partnership, whether voting or non-voting. As provided in Article 7.01(a) of the Partnership Agreement, the Managing General Partners made a capital contribution and received an ownership interest reflected in the allocation provisions in Articles 8 and 9 of the Partnership Agreement, relating to profits and losses and distributions, but do not own Partnership Units.

Annual Reports

The Partnership's Annual Report on Form 10-K for the year ended December 31, 1999, ("Annual Report") was mailed to all Limited Partners of record as of April 1, 2000, on or about July 6, 2000. The Partnership will provide without charge to each Limited Partner a copy of the Annual Report upon request. Address your request to Client Services by calling toll-free 1-800-821-5323, or by writing Client Services, Annual Reports Section, Attn: Darrin Abby, at Technology Funding, 460 St. Michael's Drive, Suite 1000, Santa Fe, New Mexico 87505.

Proposal 1 - Election of Individual General Partners

All General Partners of the Partnership are elected by the Limited Partners. The three Individual General Partners are Messrs. Crawford, Kitch, and Osborne. The Managing General Partners are Technology Funding Inc. ("TFI") and Technology Funding Ltd. ("TFL"). Generally, the representative for TFL is Mr. Kokesh, and the representative for TFI is Mr. George. All of the Individual General Partners and Managing General Partners have served in those capacities since the formation of the Partnership. As required by the Investment Company Act, a majority of the General Partners must be individuals who are not "interested persons" of the Partnership as defined in the Act. The Securities and Exchange Commission ("SEC") has issued an order declaring that persons serving as Individual General Partners of the Partnership will not be deemed to be "interested persons" of the Partnership, as defined in Section 2(a)(19) of the Act, solely by reason of their being partners of the Partnership and co-partners of one another. Presently, none of the Individual General Partners is an "interested person" of the Partnership. Therefore, the Individual General Partners constitute the Partnership's Independent General Partners. None of the nominees for Individual General Partner has provided in the past five years or provides any services to or receives compensation in any form from the Partnership except as disclosed below, nor have they received any compensation from any other partnerships managed by the Managing General Partners or from the Managing General Partners.

At the Meeting, the Limited Partners will elect three Individual General Partners, each to hold office until the next meeting and until his successor is elected and qualified or until his earlier resignation or removal. Each nominee is presently an Individual General Partner of the Partnership. Each nominee listed below has consented to continue to serve as an Individual General Partner. There are no arrangements or understandings related to the nomination of any of the Individual General Partners except as provided in the Partnership Agreement. If any nominee is not available for election, which is not anticipated, the proxies received will be voted for such substitute nominee as the Individual General Partners may recommend.

Certain information about each nominee is set forth below:

                                    Partnership Units    Percentage Ownership
Nominee                       Age   Beneficially Owned   of Outstanding Units

Ben H. Crawford, Ph.D.        60         20                     *
Harry E. Kitch                53         20                     *
Alfred E. Osborne, Jr., Ph.D. 55         20                     *

*Denotes beneficial ownership of less than 1% of outstanding Units.

Ben H. Crawford, Ph.D., has been an Individual General Partner since 1990 when the Partnership was formed. Since May 1985, Dr. Crawford has owned and managed Horsestead Farms, a horse and cattle operation, and McDowell & Crawford Development, a real estate development company. He is also a licensed auctioneer working with RE/MAX Group. From May 1979 to May 1985, Dr. Crawford was a Professor at Colorado State University.

Harry E. Kitch has been an Individual General Partner since 1990 when the Partnership was formed. Mr. Kitch is the Guidance Development Branch Chief in the Planning and Policy Division, Headquarters, Corps of Engineers, Department of the Army. Mr. Kitch has been with the Corps of Engineers since August 1971, serving in a variety of field and headquarters positions until July 2000 when he assumed his present position. His work has included the assessment of environmental, engineering, and economic viability of the projects as well as the project management of major evaluation studies. Currently he is responsible for the development of evaluation procedures and guidelines for all Corps of Engineers projects.

Alfred E. Osborne, Jr., Ph.D., has been an Individual General Partner since 1990 when the Partnership was formed. He is an Associate Professor of Business Economics at the University of California, Los Angeles, and director of the Harold Price Center for Entrepreneurial Studies at the John E. Anderson Graduate School of Management. He has been at UCLA since 1972. Dr. Osborne also sits on the board of directors of Nordstrom, Inc., K2, Inc., WM Group of Funds, and First Pacific Advisors New Income and Capital Funds, as well as several private corporations.

Compensation

Under Article 4.02 of the Partnership Agreement, the Partnership will pay each Individual General Partner compensation for services rendered as follows:

(a) The sum of $6,000 per person annually in quarterly installments beginning on the commencement date;

(b) The sum of $1,000 for each meeting of the Individual General Partners attended by such Individual General Partner to an annual limit of $8,000 per person;

(c) If a committee is appointed by the Individual General Partners, the sum of $1,000 for each such committee meeting attended; provided, however, that, if such committee meeting is held on the same day as a meeting of the Individual General Partners, the sum paid for attendance at such committee meeting shall be $500 and provided further that the total amount paid in any one year for attendance at committee meetings does not exceed $5,000 per person; and

(d) All out-of-pocket expenses relating to attendance at the meetings, committee or otherwise, of the Individual General Partners.

Under Article 4.02, neither the Managing General Partners nor any of their affiliates shall receive any compensation from the Partnership. Although the Partnership Agreement provides a mechanism by which the Individual General Partners, with the approval of a majority in interest of the Limited Partners, may increase or decrease compensation payable to the Individual General Partners, there have been no changes to the compensation arrangements set forth above. Payment of compensation to an Individual General Partner is not considered a distribution and will not effect his right to receive a distribution to which he may be entitled as a Limited Partner.

Individual General Partner Compensation for Fiscal Year 1999

                        Aggregate    Pension or  Estimated     Total
Individual              Compensation Retirement  Annual Bene-  Compensation
General                 from the     Benefits    fits upon     from the
Partner                 Partnership  Accrued     Retirement    Partnership

Ben H. Crawford, Ph.D.  $11,225.00     N/A          N/A        $11,225.00
Harry E. Kitch          $11,164.75     N/A          N/A        $11,164.75
Alfred E. Osborne, Jr.,
   Ph.D.                $9,524.94      N/A          N/A        $9,524.94


Pursuant to Article 7.01(b) of the Partnership Agreement, each Individual General Partner made a capital contribution of $2,000 in cash at the time of his admission to the Partnership, for which that Individual General Partner received an interest in the Partnership of 20 Units. For calendar year 1999, Messrs. Crawford, Kitch, and Osborne each received an allocation of income attributable to their Unit holdings of $308.

Individual General Partner Meetings and Committees

During 1999, the Partnership's Individual General Partners held a total of four meetings. All of the Individual General Partners attended at least 75% of the regular meetings of the Partnership. The Partnership does not have a separate audit committee, valuation committee, compensation committee, nominating committee, or any committee performing similar functions since these functions are served by the Individual General Partners as a whole. There were no committee meetings or other special meetings other than the regularly scheduled quarterly Individual General Partner meetings in the last fiscal year.

Proposal 2 - Election of Managing General Partners

At the Meeting, two Managing General Partners will be elected, each to serve until the next required meeting of Limited Partners and until its successor is elected and qualified or until its earlier resignation or removal. The nominees discussed below have consented to continue to serve as Managing General Partners.

Technology Funding Inc. ("TFI") is a California corporation formed in 1979 to act as a general partner in limited partnerships providing funding to high technology companies. Its address is 2000 Alameda de las Pulgas, Suite 250, San Mateo, California 94403. In conjunction with TFL, TFI has organized and managed 20 limited partnerships in addition to the Partnership. TFI is a registered investment adviser under the Investment Advisers Act of 1940. Mr. Kokesh is the sole director of TFI, and all of the shares of stock of TFI are owned by TFL. TFI and its wholly owned subsidiary, Technology Funding Capital Corp., currently employ approximately 30 persons. The backgrounds and experience of certain senior officers of TFI are outlined in "Key Personnel of the Managing General Partners" below. TFI has been a Managing General Partner of the Partnership since its formation in 1990.

Technology Funding Ltd. ("TFL") is a California limited partnership formed in 1980 that serves as co-general partner with TFI in the Technology Funding partnerships. TFL is a registered investment adviser under the Investment Advisers Act of 1940. TFL is the sole shareholder of TFI. TFL has two general partners, Mr. Kokesh and Mr. George, one venture partner, Mr. Bernardoni, and four limited partners. Mr. Kokesh is the managing general partner of TFL. TFL has been a Managing General Partner of the Partnership since its formation in 1990.

Voting Interests in the Managing General Partners

The following table sets forth the voting interests of the general partners of TFL as of October 31, 2000. TFL is the sole shareholder of TFI. Mr. Kokesh may be deemed to be a control person of TFL.

        TFL (1)

        Charles R. Kokesh      6 votes
        Gregory T. George      2 votes
        Total                  8 votes

(1)	Under the TFL partnership agreement, all material decisions require the vote of at least 75% of the voting interests. The General Partners' capital, profit, and loss interests are flexible and may vary from the voting percentages set forth above. Limited Partners of TFL have very limited voting rights.

Key Personnel of the Managing General Partners

Charles R. Kokesh, 52, is President and Chief Executive Officer of TFI and Managing General Partner of TFL. Prior to forming Technology Funding in 1979, Mr. Kokesh was a Vice President of Bank of America where he was responsible for Global Treasury Management Services. Had Proposal 4 been approved and in effect during the years ended December 31, 1999, and December 31, 1998, additional expenses to the Partnership related to the compensation of Mr. Kokesh would have been $66,484 and $72,950, respectively.

Gregory T. George, 52, is a Group Vice President of TFI and a General Partner of TFL. Prior to joining Technology Funding in June 1986, Mr. George was an independent management consultant specializing in the technical and strategic analysis of venture-backed software companies.

Peter F. Bernardoni, 41, is a Vice President of TFI and a Venture Partner of TFL. Prior to joining Technology Funding in February 1988, Mr. Bernardoni served in several capacities with IBM, including design engineer and sales and marketing manager.

Compensation

Over and above their distributive share of Partnership profits, losses, and distributions, the Managing General Partners receive from the Partnership (i) a management fee equal to 1% per year of the total Limited Partner adjusted capital contributions; and (ii) reimbursement of operational costs of the Partnership incurred by the Managing General Partners or their affiliates in connection with the business of the Partnership.

Managing General Partner Compensation for Fiscal Year 1999

             Aggregate     Pension or  Estimated     Total
Managing     Compensation  Retirement  Annual Bene-  Compensation
General      from the      Benefits    fits upon     from the
Partner      Partnership   Accrued     Retirement    Partnership

TFI          $273,980 (2)     N/A          N/A        $273,980 (2)
TFL          $      0         N/A          N/A        $      0

(2)	Compensation from the Partnership to the Managing General Partners is equivalent to the management fees paid in the year ended December 31, 1999.

For fiscal years 1999 and 1998, management fees were $273,980 and $310,355, respectively, and reimbursement of operational costs was $511,710 and $512,063, respectively.

Removal of the Managing General Partners

The Managing General Partners, together, may be removed from the Partnership either (i) by a majority of the Independent General Partners of the Partnership; (ii) by failure to be reelected by the Limited Partners; or (iii) with the consent of a majority in interest of the Limited Partners.

In the event of the removal of the Managing General Partners and the continuation of the Partnership, the Partnership Agreement provides that the venture capital investments held by the Partnership at the time of removal will be valued in a procedure set forth in the Partnership Agreement. With respect to their Partnership interests, the removed Managing General Partners will receive a final allocation of net profit or net loss equal to the net profit or net loss that they would have been allocated pursuant to the Partnership Agreement if all unrealized capital gains and losses of the Partnership were deemed realized and an allocation of net profit or net loss were made at such time.

If the capital accounts of the removed Managing General Partners have a positive balance after the final allocation, the Partnership will deliver a promissory note to the removed Managing General Partners, with a principal amount equal to the amount, if any, by which the positive amount of the removed Managing General Partners' capital accounts exceeds the amount of their capital contributions, bearing interest at the prime rate in effect at the time of removal, with interest payable annually and principal payable, if at all, only from 20% of any available cash before any distributions thereof are made to the Partners. If the capital accounts of the removed Managing General Partners have a negative balance after such allocation, the Managing General Partners will contribute cash to the Partnership equal to that negative balance. The Partnership interests of the removed Managing General Partners will convert to those of Limited Partners and the removed Managing General Partners will continue to receive, as Limited Partners, allocations of net profits and net losses pursuant to the Partnership Agreement and related distributions as provided in the Partnership Agreement.

Proposal 3 - Appointment of Independent Public Accountants

At its meeting held on September 10, 1999, the Individual General Partners of the Partnership appointed the firm of KPMG LLP ("KPMG"), independent public accountants, to examine the financial statements of the Partnership for the year ending December 31, 1999, and until either its resignation or the appointment of its successor. On September 5, 2000, the Partnership received notice that KPMG had resigned from the engagement. KPMG informed the Partnership that it had no disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which should be reported by the Partnership on a Form 8-K.

During the Partnership's two most recent fiscal years and through September 5, 2000, the Partnership has had no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for KPMG's inability to complete its review of the June 30, 2000, financial statements. The Partnership subsequently filed a Form 8-K on September 12, 2000, which reported the resignation along with the events surrounding KPMG's inability to complete the June 30, 2000, review. The Partnership requested that KPMG provide a letter addressed to the SEC stating whether or not it agreed with the statements in the Form 8-K.

In its September 20, 2000, letter to the SEC, KPMG identified no reason for its resignation but stated that it had been "precluded from completing its review of the unaudited June 30, 2000 financial statements" because the Partnership did not provide in a timely fashion documentation from an independent third party to support the valuation of investments. The Partnership does not agree with KPMG's assertion regarding its inability to complete the review because all documentation requested by KPMG was made available. The Partnership stated its position in the amended Form 8-K filed with the SEC on September 25, 2000.

During KPMG's tenure as the Partnership's independent accountants, none of KPMG's reports contained adverse opinions, disclaimers, or other qualifications regarding the Partnership's accounting policies.

Pursuant to the authority conferred in Article 3.07 of the Partnership Agreement and subject to the approval of a majority in interest of the Limited Partners, the Individual General Partners have directed the Managing General Partners to appoint Arthur Andersen LLP as the Partnership's independent public accountants. The Partnership knows of no direct or indirect financial interest of Arthur Andersen LLP in the Partnership. The appointment of Arthur Andersen LLP is subject to ratification or rejection by the Limited Partners of the Partnership. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the appointment of Arthur Andersen LLP.

Arthur Andersen LLP will also act as independent public accountants for the Managing General Partners and all of the other Technology Funding partnerships and entities. The fees received by Arthur Andersen LLP from these other entities are substantially greater, in the aggregate, than the total fees received by it from the Partnership. The Individual General Partners considered the fact that Arthur Andersen LLP has been retained as the independent accountants for the Managing General Partners and the other entities described above in their evaluation of the independence of Arthur Andersen LLP with respect to the Partnership.

Representatives of KPMG and Arthur Andersen LLP are not expected to be present at the Meeting and therefore will not have the opportunity to respond to questions from Limited Partners or to make a statement.

Proposal 4 - Increase in Partnership Expenses by Redefining "General Partner Overhead"

The Partnership Agreement defines the terms "Controlling Person" and "General Partner Overhead." The term Controlling Person currently means any person, whatever his or her title, who performs functions for the Managing General Partners or their affiliates similar to those of the chairman or member of the board of directors; is a member of executive management, such as the president, executive vice president or senior vice president, corporate secretary, or treasurer; or holds a 5% or more equity interest in the Managing General Partners or their affiliates or a person having the power to direct or cause the direction of the Managing General Partners or their affiliates, whether through the ownership of voting securities, by contract, or any other means. Pursuant to that definition, Charles R. Kokesh, as the Managing General Partner of TFL and President of TFI, currently is a Controlling Person and would have been a Controlling Person for each of the Partnership's fiscal years ended December 31, 1999, and December 31, 1998. No other person was a Controlling Person during those years or is now a Controlling Person.

The term Controlling Person is relevant to the definition of General Partner Overhead which means those customary and routine expenses incurred by the Managing General Partners (excluding all organizational and offering expenses) in performing their obligations to the Partnership, including: (i) rent or depreciation, utilities, property taxes, and the cost of capital equipment unless acquired primarily for the benefit of the Partnership; (ii) expenses of a general and administrative nature that are customarily incurred by the General Partners for their own accounts and are not attributable to the Partnership; and (iii) salaries and fringe benefits incurred by or allocated to any Controlling Person of the General Partners or their Affiliates and specifically including the salary paid to Mr. Kokesh as an employee of TFI.

In his respective roles at TFL and TFI, Mr. Kokesh is responsible for managing those two entities and supervising the operation, management, and progress of all portfolio companies as well as for administering the day-to-day affairs of the Partnership. In addition, from time to time Mr. Kokesh directly carries out the business of the Partnership, as opposed to supervising third parties. If he were not a Controlling Person, that portion of his salary from TFI directly attributable to carrying out the business of the Partnership would be a reimbursable expense of the Partnership. While his time and TFI salary are tracked and allocated to his respective tasks, the Partnership has not reimbursed TFI for the portion of Mr. Kokesh's salary specifically related to carrying out the Partnership's business. The Partnership receives a significant and material benefit from the direct involvement of Mr. Kokesh. Under the definition of those expenses incurred on behalf of the Partnership for which reimbursement is allowable, the Partnership does not currently pay for Mr. Kokesh's expertise and TFI salary since General Partner Overhead is not reimbursable and a Controlling Person's salary and fringe benefits are included in the definition of General Partner Overhead. Article 3.04(d) expressly allows the employment of affiliates of any General Partner "to carry out the business and affairs of the Partnership" and to pay such compensation as is competitive with the compensation paid to unaffiliated persons in the area for similar services.

The Individual General Partners propose to amend the definition of General Partner Overhead to delete references to "Controlling Person" so that the Partnership is permitted to pay for the expertise, time, and management services directly provided to it by a Controlling Person in carrying out the business of the Partnership as allowed under Article 4.01(c), "Reimbursement of Operational Costs." The Partnership Agreement makes a clear distinction between operational costs and those responsibilities compensated by the management fee and enumerated in Article 4.01(b), namely "supervising the operation, management, and progress of all Portfolio Companies, administering the day-to-day affairs of the Partnership and evaluating, selecting and negotiating Portfolio Company financings." If the Limited Partners approve this proposed amendment, the Partnership will incur the expenses related to the management of the activities and investments of the Partnership by Mr. Kokesh or any other Controlling Person whose salary and fringe benefits are paid by TFI. The proposed change would become effective as of January 1, 2000. The following table illustrates the additional costs to the Partnership for the full 12 months of calendar year 2000.

Additional Cost to the Partnership of Amending the Definition of General Partner Overhead

Controlling Person         1998        1999        2000 (Estimated)

Charles R. Kokesh          $72,950     $66,484     $144,764

Proposal 5 - Removal of Limit on Reimbursement of Operational Costs

As provided in Article 4.01(c) of the Partnership Agreement, the Partnership reimburses the Managing General Partners for operational costs incurred in connection with the business of the Partnership, including expenses related to the Fund's investments. The amount of reimbursement is limited to 2% of total Limited Partner capital contributions in any year through the first five years of Partnership operations after the closing date and 1% of the Limited Partner capital contributions thereafter. The number and complexity of the investments made by the Partnership require additional time and effort on behalf of the Managing General Partners in order to maximize investment returns to the Limited Partners. The Managing General Partners have been incurring expenses on behalf of the Partnership in excess of the current allowable limit.

The Individual General Partners propose to amend Article 4.01(c) to remove the limit on reimbursement of operational costs to the Managing General Partners. If the Limited Partners approve this proposed amendment, the Partnership will incur additional expenses related to operational costs, including but not limited to: (i) the costs of operations; (ii) partnership accounting; (iii) investor communications; (iv) investor documentation; (v) legal and tax services; and (vi) any other related operational or administrative expenses necessary for the operation of the Partnership. If this proposal is approved, the amount reimbursed to the Managing General Partners for expenses incurred on behalf of the Partnership will increase.

Article 3.10 of the Partnership Agreement requires that any charges for goods or services provided by the Managing General Partners be at the lower of actual cost or 90% of those charges by vendors in the same area who are not affiliated with the Partnership. All "Related Party Transactions," including fees and expenses paid by the Partnership to the Managing General Partners, are reviewed by the Partnership's independent public accountant and disclosed expressly in the Partnership's Form 10-K.

Additional Cost to the Partnership of Removing the Limit on Reimbursement of Operational Costs

                   Operational Costs     Operational Costs
                   Under the             Without the        Percentage
                   Expense Cap           Expense Cap        Change

1998               $400,000                $891,943          123%
1999               $400,000                $659,468           65%
2000 (Estimated)   $400,000              $1,020,000          155%

Proposal 6 - Investment Objective

According to Article 1.03 of the Partnership Agreement, the Partnership's principal investment objective is "to provide the Partners with long-term capital appreciation on their investment." In order to clarify the Partnership's goals and remove any ambiguity regarding investment strategies as the Partnership nears the end of its term, the Individual General Partners propose to amend this section to state:

"The Partnership's principal investment objective is to maximize long-term capital appreciation for the Limited Partners up to and including the final day of the Partnership's operations prior to dissolution."

This change makes it clear that the Managing General Partners are focused on maximizing returns to Limited Partners up to and including the final day of the Partnership's active operation. The Partnership does not intend to change its current investing strategies.

Proposal 7 - Clarification of the Limited Partners' Right to Vote under the Investment Company Act of 1940, as Amended (the "Act")

Article 5.04 of the Partnership Agreement outlines certain rights of the Limited Partners. In order to conform to certain provisions of the Act respecting fundamental voting rights of investors in business development companies, the proposed amendment to Article 5.04 will clarify that any vote of the Limited Partners that is mandated by the Act shall not be limited by the requirement to obtain an opinion of counsel pursuant to Articles 6.01 or
14.02 of the Partnership Agreement.

This section currently states: "Each of the foregoing matters shall be approved or disapproved, as the case may be, upon the vote or consent of a Majority in Interest of the Limited Partners." The Managing General Partners propose to add the following phrase:

"...and any vote of the Limited Partners mandated by the 1940 Act shall not be limited by the requirement to obtain an opinion of counsel pursuant to Articles 6.01 or 14.02."

Other Matters

The Individual General Partners do not intend to bring any other business before the Meeting and, so far as it is known to the Individual General Partners, no matters are to be brought before the Meeting except as specified in the notice of the Meeting.

Additional Information

Limited Partner Status

The Partnership Agreement provides that the Limited Partners of the Partnership are prohibited from exercising certain rights of limited partners, including the right to elect General Partners, to approve certain Partnership matters, and to amend the Partnership Agreement, unless prior to the exercise of such rights, counsel for the Partnership has delivered to the Partnership an opinion to the effect that neither the existence of such rights nor the exercise thereof will violate the provisions of the Revised Uniform Limited Partnership Act of the State of Delaware, as amended, or the applicable laws of the other jurisdictions in which the Partnership is then formed or qualified, or will adversely affect the classification of the Partnership as a partnership for federal income tax purposes. Prickett, Jones & Elliott, as special Delaware counsel to the Partnership, has delivered a favorable opinion to the Partnership with respect to the foregoing and as required by Article
6.01 of the Partnership Agreement. To the extent that the Investment Company Act requires a vote on certain matters, there will be a shareholder vote.

Limited Partner Proposals

Any Limited Partner proposal submitted to the Partnership for inclusion in the Partnership's proxy statement and form of proxy relating to the Partnership's next meeting of the Limited Partners, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Partnership at the Partnership's principal executive offices 120 days or a reasonable length of time prior to the date the Partnership mails proxy materials for the meeting in order for the proposal to be considered at that meeting. Any such proposal must comply in all respects with the applicable rules and regulations under the Exchange Act.

In order for proposals made outside Rule 14a-8 of the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Partnership at the Partnership's principal executive offices a reasonable length of time prior to the date the Partnership mails the proxy materials for the meeting for consideration at that meeting.

The proxies solicited by the Partnership will confer general discretionary authority only with regard to such matters specifically noticed in this proxy statement. Notwithstanding such discretionary authority, the Independent General Partners are supportive of all the proposals noticed in this proxy statement and will vote any proxies granted to them in favor of each proposal unless a proxy is marked to be voted against a specific proposal or candidate as provided on the ballot. The Partnership will specifically advise the Limited Partners when to submit proposals for the next meeting in future reports filed under the Exchange Act.

Where You Can Find More Information

The Partnership files annual and quarterly reports, proxy statements, and other information with the U.S. Securities and Exchange Commission. The Partnership's filings with the SEC are available to the public through the SEC's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR") accessible through the SEC's web site at http://www.sec.gov. Limited Partners also may read and copy any report, statement, or other information that the Partnership has filed with the SEC at the SEC's public reference rooms at the following locations:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

New York Regional Office
7 World Trade Center
Suite 1300
New York, NY 10048

Chicago Regional Office
Citicorp Center
500 West Madison Street
Suite 1400
Chicago, IL 60661-2511

Call the SEC at 1-800-SEC-0330 for more information on obtaining information from the SEC's public reference rooms.

The SEC allows the Partnership to incorporate by reference information into this proxy statement, meaning the Partnership can disclose important information by referring Limited Partners and others who read this proxy statement to other documents that the Partnership has filed with the SEC. The Partnership incorporates by reference the document listed below:

The Partnership's annual report on Form 10-K, filed on March 30, 2000, file number 814-00082.

All Limited Partners are urged to complete, sign, and date the accompanying proxy and return it in the enclosed postage-paid envelope. Thank you for your assistance.

Annex A
Proposal 4 - Increase in Partnership Expenses by Redefining "General Partner Overhead"

Article 2, Section (n) of the Partnership Agreement currently reads as follows:

(n) "General Partner Overhead" means those customary and routine expenses incurred by the Managing General Partners (excluding all Organizational and Offering Expenses) in performing their obligations to the Partnership, including: (i) rent or depreciation, utilities, property taxes, and the cost of capital equipment unless acquired primarily for the benefit of the Partnership; (ii) expenses of a general and administrative nature that are customarily incurred by the General Partners for their own accounts and are not attributable to the Partnership; and (iii) salaries and fringe benefits incurred by or allocated to any Controlling Person of the General Partners or their Affiliates. For purposes of this subsection, "Controlling Person" is any Person, whatever his or her title, who performs functions for the Managing General Partners or their Affiliates similar to those of the chairman or member of the board of directors; executive management, such as the president, executive vice president or senior vice president, corporate secretary, or treasurer; or who holds a 5% or more equity interest in the Managing General Partners or their Affiliates or a Person having the power to direct or cause the direction of the Managing General Partners or their Affiliates, whether through the ownership of voting securities, by contract, or otherwise.

As amended by Proposal 4, Article 2, Section (n) would read as follows:

(n) "General Partner Overhead" means those customary and routine expenses incurred by the Managing General Partners (excluding all Organizational and Offering Expenses) in performing their obligations to the Partnership, including: (i) rent or depreciation, utilities, property taxes, and the cost of capital equipment unless acquired primarily for the benefit of the Partnership; and (ii) expenses of a general and administrative nature that are customarily incurred by the General Partners for their own accounts and are not attributable to the Partnership.

Annex B
Proposal 5 - Removal of Limit on Reimbursement of Operational Costs

Article 4.01(c) currently reads as follows:

(c) Reimbursement of Operational Costs. The Partnership shall reimburse the Managing General Partners or their Affiliates for Operational Costs incurred by the Managing General Partners or their Affiliates in connection with the business of the Partnership, including without limitation expenses related to the selection of Portfolio Companies or to proposed investments, even if the proposed investments ultimately are not undertaken by the Partnership. The Management Fee compensates the Managing General Partners solely for General Partner Overhead and is in addition to the reimbursement of actual Operational Costs. The Partnership may not pay or reimburse the General Partners for Operational Costs that aggregate more than 2.0% of total Limited Partner Capital Contributions in any of the first five years of Partnership operations or more than 1.0% of Limited Partner Capital Contributions in any year of Partnership operations thereafter.

As amended by Proposal 5, Article 4.01(c) would read as follows:

Reimbursement of Operational Costs. The Partnership shall reimburse the Managing General Partners or their Affiliates for Operational Costs incurred by the Managing General Partners or their Affiliates in connection with the business of the Partnership, including without limitation expenses related to the selection of Portfolio Companies or to proposed investments, even if the proposed investments ultimately are not undertaken by the Partnership. The Management Fee compensates the Managing General Partners solely for General Partner Overhead and is in addition to the reimbursement of actual Operational Costs.

Annex C
Proposal 6 - Investment Objective

Article 1.03 of the Partnership Agreement currently reads as follows:

1.03 Purpose. The Partnership is authorized and empowered to elect to operate, and to operate, as a business development company under the Investment Company Act of 1940, as amended. The Partnership's principal investment objective is to provide the Partners with long-term capital appreciation on their investment. The Partnership will seek to accomplish this objective by making venture capital investments in new and developing companies that the "Managing General Partners," as hereinafter defined, believe offer significant long-term growth possibilities and by providing those companies with active management assistance where warranted. The Partnership will also seek to achieve this objective by investing in established companies that the Managing General Partners believe offer special opportunities for growth. The Partnership will also seek to preserve Limited Partner capital through risk management and active participation with Portfolio Companies. Generation of current income or tax benefits will not be primary factors in the selection of investments.

As amended by Proposal 6, Article 1.03 would read as follows:

1.03 Purpose. The Partnership is authorized and empowered to elect to operate, and to operate, as a business development company under the Investment Company Act of 1940, as amended. The Partnership's principal investment objective is to maximize long-term capital appreciation for the Limited Partners up to and including the final day of the Partnership's operations prior to dissolution. The Partnership will seek to accomplish this objective by making venture capital investments in new and developing companies that the "Managing General Partners," as hereinafter defined, believe offer significant long-term growth possibilities and by providing those companies with active management assistance where warranted. The Partnership will also seek to achieve this objective by investing in established companies that the Managing General Partners believe offer special opportunities for growth. The Partnership will also seek to preserve Limited Partner capital through risk management and active participation with Portfolio Companies. Generation of current income or tax benefits will not be primary factors in the selection of investments.

Annex D
Proposal 7 - Clarification of the Limited Partners' Right to Vote under the Investment Company Act of 1940, as Amended (the "Act")

Article 5.04 of the Partnership Agreement currently reads as follows:

5.04 Rights of Limited Partners.   The Limited Partners shall have the
following rights:

the right to approve and elect or disapprove and remove General Partners;

(b) the right to approve or disapprove proposed changes in the nature of the Partnership's business so as to cause the Partnership to cease to be, or to withdraw its election as, a business development company under the 1940 Act;

(c) the right to approve or disapprove any proposed investment advisory contract or management agreement or to disapprove and terminate any such existing contracts; provided, however, that such contracts are also approved by a majority of the Independent General Partners;

(d) the right to approve and ratify or disapprove and reject the appointment of the independent accountants of the Partnership; provided, however, that such appointment is approved by the Individual General Partners, including a majority of the Independent General Partners;

(e) the right to approve or disapprove the appointment of successor Managing General Partners;

(f) the right to propose and approve an amendment to this Agreement; provided, however, that no such amendment shall conflict with the 1940 Act; and

(g) the right to approve any other material matters related to the business of the Partnership that the 1940 Act requires to be approved by the Limited Partners so long as the Partnership is a business development company subject to the provisions of the 1940 Act; provided, however, that, prior to the exercise of any such right of approval, the General Partners amend this Agreement to reflect such additional voting right.

Each of the foregoing matters shall be approved or disapproved, as the case may be, upon the vote or consent of a Majority in Interest of the Limited Partners.

As amended by Proposal 7, Article 5.04 would read as follows:

5.04 Rights of Limited Partners.   The Limited Partners shall have the
following rights:

(a) the right to approve and elect or disapprove and remove General Partners;

(b) the right to approve or disapprove proposed changes in the nature of the Partnership's business so as to cause the Partnership to cease to be, or to withdraw its election as, a business development company under the 1940 Act;

(c) the right to approve or disapprove any proposed investment advisory contract or management agreement or to disapprove and terminate any such existing contracts; provided, however, that such contracts are also approved by a majority of the Independent General Partners;

(d) the right to approve and ratify or disapprove and reject the appointment of the independent accountants of the Partnership; provided, however, that such appointment is approved by the Individual General Partners, including a majority of the Independent General Partners;

(e) the right to approve or disapprove the appointment of successor Managing General Partners;

(f) the right to propose and approve an amendment to this Agreement; provided, however, that no such amendment shall conflict with the 1940 Act; and

(g) the right to approve any other material matters related to the business of the Partnership that the 1940 Act requires to be approved by the Limited Partners so long as the Partnership is a business development company subject to the provisions of the 1940 Act; provided, however, that, prior to the exercise of any such right of approval, the General Partners amend this Agreement to reflect such additional voting right.

Each of the foregoing matters shall be approved or disapproved, as the case may be, upon the vote or consent of a Majority in Interest of the Limited Partners, and any vote of the Limited Partners mandated by the 1940 Act shall not be limited by the requirement to obtain an opinion of counsel pursuant to Articles 6.01 or 14.02.

TECHNOLOGY FUNDING VENTURE PARTNERS V,
AN AGGRESSIVE GROWTH FUND, L.P.

Proxy for Meeting of Limited Partners
December 8, 2000

Proxy Solicited by the Individual General Partners of the Partnership

The undersigned hereby appoints Charles R. Kokesh and Gregory T. George or either of them, each with power of substitution, as proxies to represent the undersigned at the Annual Meeting of the Limited Partners of Technology Funding Venture Partners V, An Aggressive Growth Fund, L.P., (the "Partnership") to be held at the Partnership's offices at 2000 Alameda de las Pulgas, Suite 250, San Mateo, California 94403, at 11:00 a.m. local time, on December 8, 2000, and any adjournment thereof, and to vote the number of Units of limited partnership interest in the Partnership the undersigned would be entitled to vote if personally present in the following matters:

1. Election of Three Individual General Partners to serve each for a three-year term.

FOR all nominees listed below (except as marked to the contrary below):
       [     ]
WITHHOLD AUTHORITY to vote for all nominees listed below:
       [     ]
Nominees:     Ben H. Crawford, Ph.D.
              Harry E. Kitch
              Alfred E. Osborne, Jr., Ph.D.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name(s) below.)
____________________________________________

2. Election of Two Managing General Partners to serve each for a three-year term.

FOR all nominees listed below (except as marked to the contrary below):
      [     ]
WITHHOLD AUTHORITY to vote for all nominees listed below:
      [     ]
Nominees:    Technology Funding Inc.
             Technology Funding Ltd.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name(s) below.)
_______________________________________________

3. Ratification of the Appointment of Arthur Andersen LLP as independent certified public accountants of the Partnership.

       FOR   [     ]     AGAINST   [    ]     ABSTAIN   [    ]

4. Amend Article 2, Section (n) of the Partnership Agreement to include the salary and benefits of a Controlling Person in the expenses of the Partnership.

       FOR   [     ]     AGAINST   [    ]     ABSTAIN   [    ]

5. Amend Article 4.01(c) of the Partnership Agreement to remove the limit on reimbursement of operational costs to the Managing General Partners or their affiliates.

       FOR   [     ]     AGAINST   [    ]     ABSTAIN   [    ]

6. Amend Article 1.03 of the Partnership Agreement to clarify the
Partnership's investment objective.

       FOR   [     ]     AGAINST   [    ]     ABSTAIN   [    ]

7. Amend Article 5.04 of the Partnership Agreement to clarify the Limited Partners' right to vote under the Investment Company Act of 1940, as amended.

       FOR   [     ]     AGAINST   [    ]     ABSTAIN   [    ]

8. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

The Individual General Partners recommend a vote FOR all Proposals 1, 2, 3, 4, 5, 6, and 7 above. This proxy will be voted as directed. If a Limited Partner does not specify on the form of proxy how the Limited Partner's Units are to be voted, or if a Limited Partner fails to return a proxy, the Limited Partner, pursuant to Article 14.04 of the Partnership Agreement, shall be deemed to have granted to the Individual General Partners a proxy solely for those matters noted on the form of proxy and the Individual General Partners will vote all such proxies "FOR" each proposal noted on the enclosed form of proxy. Abstentions so marked on any proposal will have the same effect as a vote against the proposal.

PROXY INSTRUCTIONS
1.  Please sign exactly as the name or names appear hereon.
2. If Units of limited partnership interest are held jointly by two or more persons, each joint holder should sign the proxy.
3. A proxy executed by a corporation should be signed in its name by an authorized officer.
4. Persons signing as executors, administrators, trustees and partners should so indicate when signing.

Dated:__________________, 2000
By signing below, the undersigned hereby acknowledges receipt of the Proxy Statement and the 1999 Annual Report.

Signature(s)______________________________________

            ______________________________________

If the information on the mailing label is not correct, please make changes below:

Social Security #:  ______ -  _____ - ____________

Address:____________________________
        ____________________________

Please mark, date, and sign this proxy and return it in the envelope provided, which requires no postage if mailed within the United States. Your vote must be received prior to the meeting of Limited Partners to be held on December 8, 2000.

investor id bar code